Exhibit 99.1

Team -

Today we announced that we have taken the $80 million April draw from Sprint under the terms of the acquisition agreement.

Dan Hesse, Masayoshi Son, and I also recently met with the FCC to discuss the pending transaction. As for next steps, we anticipate filing our definitive proxy in the coming weeks (the proxy is the document we provide to shareholders enabling them to make informed decisions about the pending transaction).

The Special Committee of our board has not made any determination to change its recommendation of the current Sprint transaction, but intends to continue discussions with both DISH and Sprint.

We will keep you apprised of any new developments.

Erik

Cautionary Statement Regarding Forward-Looking Statements
This statement includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.
This statement contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire's and Sprint's Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2012 and December 31, 2011, respectively, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.
Additional Information and Where to Find It
In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a preliminary proxy statement  with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the Clearwire's stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (and, when available, will be able to obtain a copy of the definitive proxy statement) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire's filings with the SEC are also available on its website at www. clearwire.com.
Participants in the Solicitation
Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire's 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint's Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.